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                                                                    Exhibit 21.1

                            Gold Banc Subsidiaries
                            ----------------------
                             As of January 6, 2000


GBCI Capital Trust, a Delaware business trust
GBCI Capital Trust II, a Delaware business trust
Gold Holdings, Inc., a Kansas corporation
Gold Bank, a Kansas bank
  Gold Banc Financial Services, Inc., a Kansas corporation
  Gold IHC, Inc., a Nevada corporation
  Gold RE Holdings, Inc., a Nevada corporation
Provident Bank, f.s.b., a federal savings bank
  Gold IHC-I, LLC, a Delaware limited liability company
  Gold RE Holdings-I, LLC, a Delaware limited liability company Citizens Bank of Tulsa, an Oklahoma bank
    Citizens--BK Holdings, Inc., a Nevada corporation
Gold IHC-II, LLC, a Delaware limited liability company
Gold RE Holdings-II, LLC, a Delaware limited liability company
The Trust Company, a Missouri trust company
Midwest Capital Management, Inc., a Kansas corporation
Compunet Engineering, Inc., a Kansas corporation
Regional Holding Company, Inc.
  Gold Banc Mortgage, Inc., a Kansas corporation
  Realty Escrow Services, Inc., a Kansas corporation
Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation Gold Banc Acquisition Corporation X, Inc., a Kansas corporation Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation Gold Banc Acquisition Corporation XII, Inc., a Kansas corporation GBC Kansas, Inc., a Kansas corporation
Linn County Bank, a Kansas bank